                                                     FILED PURSUANT TO 424(b)(3)
                                                     REGISTRATION NO. 333-48259


                           SUNGARD DATA SYSTEMS INC.

                        SUPPLEMENT DATED APRIL 8, 1998
                                      TO
                        PROSPECTUS DATED MARCH 27, 1998


This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

Under the caption "SELLING STOCKHOLDERS," the line items regarding Wallace Aptman, Charles D. Klein, Joseph J. Nicholson and David P. Steinmann are amended and restated as follows:



                                         # OF SHARES       # OF SHARES
                                            OWNED             BEING        # OF SHARES     % OF SHARES
                                          BEFORE THE       OFFERED FOR     OWNED AFTER     OWNED AFTER
     NAME OF SELLING STOCKHOLDER           OFFERING            SALE        THE OFFERING    THE OFFERING
-----------------------------------------------------------------------------------------------------
Wallace Aptman.......................           4,320           4,320               0            *

American Philanthropic Foundation....
                                                  100             100               0            *
Charles D. Klein.....................           5,980           5,980               0            *

Charles D. and Jane P. Klein
 Foundation..........................           1,560           1,560               0            *

Joseph J. Nicholson..................         259,635         259,635               0            *

Joseph J. Nicholson Charitable

Remainder Unitrust...................
                                               60,000          60,000               0            *
David P. Steinmann...................
                                               13,740          13,740               0            *
1185 Park Foundation.................
                                                1,600           1,600               0            *
______________________________

*  Less than one (1) percent of the outstanding Common Stock of SunGard.